                                                                    EXHIBIT 10.1

                            STOCK OPTION AGREEMENT


          STOCK OPTION AGREEMENT, dated as of March 16, 1999 (the "Agreement"), by and between Frontier Corporation, a New York corporation ("Issuer"), and Global Crossing Ltd., a company formed under the laws of Bermuda ("Grantee").

          WHEREAS, Issuer, Grantee and GCF Acquisition Corp., a New York corporation ("Sub"), which is a direct wholly owned subsidiary of Grantee, propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), providing for, among other things, a merger (the "Merger") of Sub with and into Issuer .

          WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below).

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, Issuer and Grantee agree as follows:

          1.   Grant of Option.  Subject to the terms and conditions set forth
               ---------------
herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 34,291,944 shares (the "Option Shares") of common stock, par value $1.00 per share, of Issuer (the "Shares") (being 19.9% of the number of Shares outstanding on the date hereof before such issuance), together with the associated purchase rights (the "Rights") under the Rights Agreement, dated as of April 9, 1995, as amended from time to time, between Issuer and First National Bank of Boston, as Rights Agent (references to the Option Shares shall be deemed to include the associated Rights), at a purchase price of $62.00 per Option Share (such price, as adjusted if applicable, the "Purchase Price"). The number of Option Shares that may be received upon the exercise of the Option and the Purchase Price are subject to adjustment as set forth herein.

          2.   Exercise of Option.  (a) If not in material breach of the Merger
               ------------------
Agreement, Grantee may exercise the Option, in whole or in part, at any time or from time to time following the occurrence of a Purchase Event (as defined below); provided that, except as otherwise provided herein, the Option shall terminate and be
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of no further force and effect upon the earliest to occur of (i) the Effective
Time, (ii) 15 months after the first occurrence of a Purchase Event (or if, at the expiration of such 15-months after the first occurrence of a Purchase Event, the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, 10 business days after such impediment to exercise shall have been removed, but in no event under this clause (ii) later than the second anniversary of the date hereof), (iii) termination of the Merger Agreement under circumstances which do not and cannot result in Grantee's becoming entitled to receive the Termination Fee from Issuer pursuant to Section 7.2(b) of the Merger Agreement; or (iv) 12 months after the termination of the Merger Agreement under circumstances which could result in Grantee's becoming entitled to receive the Termination Fee from Issuer pursuant to Section 7.2(b)(ii) or 7.2(b)(iv), unless during such 12-month period, a Purchase Event shall occur. The termination of the Option shall not affect any rights hereun der which by their terms extend beyond the date of such termination.

          (b) As used herein, a "Purchase Event" means the termination of the Merger Agreement under any circumstance which would or could entitle Grantee to receive the Termination Fee from Issuer pursuant to Section 7.2(b) of the Merger Agreement; provided, that if the Merger Agreement is terminated under circum stances which could result in Grantee's becoming entitled to receive the Termination Fee from Issuer pursuant to Section 7.2(b)(ii) or 7.2(b)(iv) a Purchase Event shall not occur unless and until Issuer shall have entered into a definitive agreement with a third party with respect to an Acquisition Proposal or an Acquisition Proposal shall have been consummated during the 12 months following such termination of the Merger Agreement.

          (c) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 20 business days from such Notice Date for the closing of such purchase (a "Closing"; and the date of such Closing, a "Closing Date"); provided that such closing shall be held only if (A) such purchase would not otherwise violate or cause the violation of applicable law (including the HSR Act), (B) no law, rule or regulation shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order, decree or ruling issued by a court or other governmental authority of competent jurisdiction shall be in effect, which prohibits delivery of such Option Shares (and the parties hereto shall use their reasonable best efforts to have any such order, injunction, decree or ruling vacated or reversed) and (C) any prior notification to or approval of any other regulatory authority in the United States or elsewhere required in connection with such purchase shall have been made or obtained. If the Closing cannot be consummated by reason of a restriction set forth in clause (A), (B) or (C) above, notwithstanding the provisions of Section 2(a), the Closing shall be held within 10 business days following the elimination of such restriction.

          3.   Payment and Delivery of Certificates.  On each Closing Date,
               ------------------------------------
Grantee shall pay to Issuer in immediately available funds by wire transfer to a bank account designated by Issuer an amount equal to the Purchase Price multiplied by the Option Shares to be purchased on such Closing Date.

          (b) At each Closing, simultaneously with the delivery of immedi ately available funds as provided in Section 3(a), Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, charges or encum brances ("Liens"), and Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable law or the provisions of this Agreement.

          (c) Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

     THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF MARCH 16, 1999. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and
(ii) the reference to restrictions pursuant to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

          4.   Authorized Stock.  Issuer hereby represents and warrants to
               ----------------
Grantee that Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, at all times from the date hereof until the obligation to deliver Shares upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, Shares necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional Shares or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The Shares to be issued upon due exercise of the Option, including all additional Shares or other securities which may be issuable upon exercise of the Option pursuant to Section 6, upon issuance pursu ant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all Liens, including any preemptive rights of any shareholder of Issuer.

          5.   Purchase Not for Distribution.  Grantee hereby represents and
               -----------------------------
warrants to Issuer that any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

          6.   Adjustment upon Changes in Capitalization, etc.  In the event of
               -----------------------------------------------
any change in Shares by reason of reclassification, recapitalization, stock split, split-up, combination, exchange of shares, stock dividend, dividend, dividend payable in any other securities, or any similar event, the type and number of Shares or securities subject to the Option, and the Purchase Price therefor (including for purposes of repurchase thereof pursuant to Section 7), shall be adjusted appropri ately, and proper provision shall be made in the agreements governing such transac tion, so that Grantee shall receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. If any additional Shares are issued after the date of this Agreement (other than pursuant to an event described in the immediately preceding sentence), the number of Shares subject to the Option shall be adjusted so that immediately prior to such issuance, it equals 19.9% of the number of Shares then issued and outstanding.

     7.   Repurchase of Option and Option Shares.  (a)  Notwithstanding the
          --------------------------------------
provisions of Section 2(a), at any time commencing upon the first occurrence of a Repurchase Event (as defined below) and ending 12 months thereafter, Issuer (or any successor entity thereof) shall:

          (i) at the request of Grantee, repurchase from Grantee the Option (if and to the extent not previously exercised or terminated) at a price equal to the excess, if any, of (x) the Applicable Price (as defined below) as of the Section 7 Request Date (as defined below) for a Share over (y) the Purchase Price (subject to adjustment pursuant to Section 6), multiplied by the number of Shares with respect to which the Option has not been exercised (the "Option Repurchase Price"); and
                     -----------------------

          (ii) at the request of an owner of Option Shares from time to time, repurchase all but not less than all of the Option Shares owned directly or indirectly by such owner at a price equal to the Applicable Price as of the
     Section 7 Request Date multiplied by the number of Option Shares owned directly or indirectly by such owner (the "Option Share Repurchase Price").
                                                -----------------------------

          (b) Notwithstanding the provisions of Section 2(a), at any time following the occurrence of a Purchase Event, Issuer (or any successor entity thereof) may, at its election, repurchase the Option (if and to the extent not previously exercised or terminated) or all but not less than all of the Option Shares at the Option Repurchase Price or the Option Share Repurchase Price, as the case may be.

          (c) In connection with any exercise of rights under this Section 7, Issuer shall, within 10 business days after the Section 7 Request Date, pay the Option Repurchase Price or Option Share Repurchase Price, as the case may be, in immedi ately available funds, and Grantee or such owner, as the case may be, shall surrender to Issuer the Option or the Option Shares, as the case may be.

          (d) For purposes of this Agreement, the following terms have the following meanings:

          (i) "Applicable Price", as of any date, means the highest of (A) the
               ----------------
highest price per Share paid pursuant to a tender offer or exchange offer for Shares after the date hereof and on or prior to such date, (B) the highest price per Share to be paid by any third party for Shares or the consideration per Share to be received by holders of Shares, in each case pursuant to an agreement for an Acquisi tion Proposal with Issuer entered into on or prior to such date or (C) the highest closing price per Share as reported on the New York Stock Exchange Inc. ("NYSE") Composite Tape or if the Shares are not listed on the NYSE, the highest bid price per Share as quoted on the National Association of Securities Dealers Automated Quotations System or, if the Shares are not quoted thereon, on the principal trading market on which such Shares are traded as reported by a recognized source during the 60 business days preceding such date. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (A) or
(B) shall be other than in cash, the value of such consideration shall be determined in good faith by an inde pendent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer.

          (ii) A "Repurchase Event" occurs when the Termination Fee is paid or
                  ----------------
becomes due and payable to Grantee from Issuer pursuant to Section 7(b) of the Merger Agreement.

          (iii) "Section 7 Request Date" means the date on which Issuer, Grantee
                ----------------------
or an owner of Option Shares, as the case may be, exercises its rights under this Section.

      8.  Registration Rights.  Issuer shall, if requested by Grantee or any
          -------------------
owner of: Option Shares (collectively with Grantee, the "Owners") at any time
                                                         ------
and from time to time within two years of the first exercise of the Option, as expedi tiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to such Owners upon exercise of the Option in accordance with the intended method of sale or other disposition stated by such Owners, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use all reasonable efforts to qualify such shares or other securities under any applicable state securities laws. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably neces sary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 30 days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer. Any registration statement prepared and filed under this Section 8, and any sale covered thereby, shall be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the reasonable fees and disbursements of Owners' counsel related thereto. The Owners shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If during the time period referred to in the first sentence of this Section 8 Issuer effects a registration under the Securities Act of Shares for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it shall allow the Owners the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect two registration statements for the Owners under this Section 8; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of Shares requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the offering price, Issuer and the Owners shall each reduce on a pro rata basis the Shares to be included therein on their respective behalf. In connection with any registration pursuant to this Section 8, Issuer and the Owners shall provide each other and any underwriter of the offering with customary repre sentations, warranties, covenants, indemnification and contribution in connection with such registration.

      9.  Listing; Reasonable Best Efforts.  (a) If Shares or any other
          --------------------------------
securities to be acquired upon exercise of the Option are then listed on the NYSE or any other securities exchange or market, Issuer, upon the request of any Owner, will promptly file an application to list the Shares or other securities to be acquired upon exercise of the Options on the NYSE or such other securities exchange or market and will use its reasonable best efforts to obtain approval of such listing as soon as practicable.

          (b) Issuer will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advise under applicable laws and regulations to permit the exercise of the Option or the Substitute Option in accordance with the terms and conditions hereof, as soon as practicable after the date hereof, including making any appropriate filing pursuant to the HSR Act and any other applicable law, supplying as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other applicable law, and taking all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

      10. Limitation of Grantee Profit.  (a) Notwithstanding any other provision
          ----------------------------
herein, in no event shall Grantee's Total Profit (as defined below) exceed $275 million (the "Maximum Profit") and, if it otherwise would exceed such amount,
              ---------------
Grantee, at its sole discretion, shall either (i) reduce the number of Shares subject to the Option, (ii) deliver to Issuer for cancellation Shares (or other securities into which such Option Shares are converted or exchanged), (iii) pay cash to Issuer, or (iv) any combination of the foregoing, so that Grantee's actually realized Total Profit shall not exceed the Maximum Profit after taking into account the foregoing actions.

          (b) For purposes of this Agreement, "Total Profit" shall mean: (i) the
                                               ------------
aggregate amount of (A) any excess of (x) the net cash amounts received by

Grantee pursuant to a sale of Option Shares (or securities into which such shares are converted or exchanged) (including amounts paid to Grantee in respect of Option Shares repurchased by Issuer pursuant to Section 7) over (y) the Grantee's aggregate purchase price for such Option Shares (or other securities), plus (B) any amounts received by Grantee on the repurchase of the Option by Issuer pursuant to Section 7, plus (C) any Termination Fee received by Grantee pursuant to Section 7.2(b) of the Merger Agreement, minus (ii) the amounts of any cash previously paid by Grantee to Issuer pursuant to this Section 10 plus the value of the Option Shares (or other securities) previously delivered by Grantee to Issuer for cancellation pursuant to this Section 10.

          (c) Notwithstanding any other provision of this Agreement, nothing in this Agreement shall affect the ability of Grantee to receive, nor relieve Issuer's obligation to pay, the Termination Fee provided for in Section 7.2(b) of the Merger Agreement; provided that if and to the extent the Total Profit received by Grantee would exceed the Maximum Profit following receipt of such payment, Grantee shall be obligated to comply with the terms of Section 10(a) within 20 days of the latest of (i) the date of receipt of such payment, (ii) the date of receipt of cash by Grantee pursuant to the sale of Option Shares (or securities into which such Option Shares are converted or exchanged) (including amounts paid to Grantee in respect of Option Shares repurchased by Issuer pursuant to Section 7) and (iii) the date of receipt of cash from the repurchase of the Option by Issuer pursuant to Section 7.

          (d) For purposes of Section 10(a) and clause (ii) of Section 10(b), the value of any Option Shares delivered by Grantee to Issuer shall be the Applicable Value.

      11. Loss, Theft, Etc. of Agreement.  This Agreement (and the Option
          ------------------------------
granted hereby) is exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of Shares purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new

Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

      12. Miscellaneous.
          -------------

          (a) Expenses.  Except as otherwise provided in Section 9 hereof or in
              --------
the Merger Agreement, each of the parties hereto shall bear and pay all expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

          (b) Waiver and Amendment.  Any provision of this Agreement may be
              --------------------
waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (c) Entire Agreement; No Third-Party Beneficiary; Severability. Except
              ----------------------------------------------------------
as otherwise set forth in the Merger Agreement, this Agreement, together with the Merger Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provi sion, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforce able, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of Shares as provided in Sections 2 and 7, as adjusted pursuant to
Section 6, it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of Shares as may be permissible without any amendment or modification hereof.

          (d) Governing Law.  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN
              -------------
              ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN.

          (e) Descriptive Headings.  The descriptive headings contained herein
              --------------------
are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          (f) Notices.  All notices and other communications hereunder shall be
              -------
in writing and shall be deemed given as set forth in Section 8.2 of the Merger Agreement.

          (g) Counterparts.  This Agreement and any amendments hereto may be
              ------------
executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

          (h) Assignment.  Grantee may not, without the prior written consent of
              ----------
Issuer (which shall not be unreasonably withheld), assign this Agreement to any other person. This Agreement shall not be assignable by Issuer except by operation of law. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          (i) Representations and Warranties.  The representations and
              ------------------------------
warranties contained in Sections 3.1(a) and 3.2(a) of the Merger Agreement, and, to the extent they relate to this Stock Option Agreement, in Sections 3.1(b),
(c), (f) and (g) of the Merger Agreement, are incorporated herein by reference.

          (j) Further Assurances.  In the event of any exercise of the Option by
              ------------------
Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

          (k) Enforcement.  The parties agree that irreparable damage would
              -----------
occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

          (l) Captions.  The Article, Section and paragraph captions herein are
              --------
for convenience only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

          (m) Confidentiality Agreement.  Issuer hereby waives the restric tions
              -------------------------
on Grantee's acquisition of Shares contained in the Confidentiality Agreement to the extent necessary to permit Grantee to exercise the Option and purchase the Option Shares as herein provided.

          IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly autho rized, all as of March 16, 1999.

                                        GLOBAL CROSSING LTD.


                                                        By: Thomas J. Casey
                                                            ---------------
                                        Name:  Thomas J. Casey
                                        Title:  Vice Chairman



                                        FRONTIER CORPORATION


                                                  By: /s/ Joseph P. Clayton
                                                      ---------------------
                                        Name:  Joseph P. Clayton
                                        Title:  Chief Executive Officer